EXHIBIT 99.1
                                   PRESS RELEASE OF REGISTRANT DATED MAY 1, 2003
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                     LIGHTPATH TECHNOLOGIES, INC. ANNOUNCES
                 THIRD QUARTER OF FISCAL 2003 FINANCIAL RESULTS
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                              FOR IMMEDIATE RELEASE

(MAY 1, 2003) ORLANDO, FL. LightPath Technologies, Inc. (NASDAQ: LPTH), a manufacturer and integrator of families of precision molded aspheric optics, GRADIUM(R) glass products, high performance fiber-optic collimators, isolators and advanced manufacturing technologies, today announced financial results for the third quarter and first nine months of the fiscal year ending June 30, 2003. While revenues for the respective periods have declined significantly, the Company has also been able to significantly reduce expenses and its operating losses, and continues to focus efforts in that regard.

QUICK REFERENCE:

(IN MILLIONS EXCEPT FOR PER            THREE MONTHS ENDED               NINE MONTHS ENDED
SHARE DATA)                                 MARCH 31                         MARCH 31
                                  ------------------------------------------------------------------
                                   2003       2002     NET CHANGE     2003      2002     NET CHANGE
                                  ------------------------------------------------------------------
Total revenues                    $ 1.69     $ 3.62      (53.3%)     $ 5.00    $ 9.47      (47.2%)
Net loss applicable to common
shareholders                       (2.83)     (5.05)     (44.0%)     (19.01)   (33.07)     (42.5%)
Net loss per share                 (1.10)     (2.04)     (46.3%)      (7.36)   (13.55)     (45.7%)
Net cash used                       2.68       3.94      (32.0%)       9.39     12.44      (24.5%)

(** The above data are unaudited - see explanation and financial statements below for details)

EXPLANATION:

     For the quarter ended March 31, 2003, the Company reported total revenues of $1.7 million compared to $3.6 million for the same quarter of the previous fiscal year, a decrease of approximately 53%. Net loss applicable to common shareholders for the quarter was $2.8 million, or $1.10 per common share. This included approximately $.6 million for amortization of acquisition intangible assets, offset by $.2 million stock-based compensation forfeitures, which together contributed $0.17 to the net loss per share.

     Effective July 1, 2002, LightPath adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," and no longer amortizes goodwill. As a result, there was no goodwill amortization expense for the third quarter of fiscal 2003, whereas goodwill amortization amounted to approximately $0.45 million or $0.18 per common share for the third quarter of fiscal 2002. For the third quarter of fiscal 2002, the Company reported a net loss applicable to common shareholders of $5.0 million, which included $1.7 million in non-cash charges, resulting in a net loss of $2.04 per common share.

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
     For the nine months ended March 31, 2003, the Company reported total revenues of $5.0 million compared to $9.5 million for the first nine months of the previous fiscal year, a decrease of approximately 47%. Net loss for the first nine months of fiscal 2003 was $19.0 million, or $7.36 per common share. This included approximately $10.3 million in net non-cash charges, comprised of $3.4 million write down of the investment in LightChip, Inc., $4.4 million impairment of intangible assets and equipment, $.5 million in inventory write-downs, $2.1 million amortization of acquisition intangible assets, offset by $.1 million stock-based compensation forfeitures. In addition, $.4 million in consolidation and relocation expenses were recorded during the nine month period.

     There was no goodwill amortization expense for the first nine months of fiscal 2003, whereas goodwill amortization amounted to approximately $1.3 million or $0.58 per applicable common share for the first nine months of fiscal 2002. For the first nine months of fiscal 2002, the Company reported a net loss applicable to common shareholders of $33.0 million, which included $18.5 million in non-cash charges, $1.4 million of expenses related to a litigation settlement, and $1.2 million for inventory write-down, resulting in a net loss of $13.55 per common share.

     For the quarter ended March 31, 2003, net cash used was $2.7 million, which included a $.6 million annual Directors and Officers insurance premium (as compared to $.8 million in same period fiscal 2002) and $.4 million in severance, contract buy-outs and expenses relating to the consolidation of operations from the company's Walnut, California plant to Orlando, Florida. For the first nine months of fiscal 2003, net cash used was $9.4 million, which included a $1.2 million cash disbursement in the Delaware litigation settlement and $1.7 million for severance, consolidation and relocation of sites.

     Ken Brizel, President and CEO of LightPath, stated, "LightPath's business model provides customers with a full range of standard and custom optical solutions. In our Lens business, we remain as one of the only full custom molded optical lens suppliers in the world. We have reorganized and focused on providing our customers with value-added designs and reduced time-to-market for their applications. Optics continues to be designed into new applications in medical, industrial, defense, communication and instrumentation. LightPath is well positioned to deliver products for these markets, now and for the future. During this quarter, LightPath continued to improve its operating efficiency. We are on track and committed to completing the consolidation of our Walnut facility and continuing to reduce operating cost. Our emphasis going forward is on revenue generation."

     Additional information concerning the Company and its products can be found at the Company's newly re-designed web site at www.lightpath.com.

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
WEBCAST DETAILS

     LightPath will hold an audio webcast at 10:30 a.m. EST today with Ken Brizel and Todd Childress to discuss details regarding the company's performance for the quarter and nine months ended March 31, 2003. The session may be accessed at http://www.lightpath.com. The webcast will be available for replay and a transcript will be posted for a minimum of 30 days following the call.

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM(R) glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher level assemblies and packing solutions. The Company has 52 U.S. patents, plus 6 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 33 patents with 17 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

Contacts:          Ken Brizel, President & CEO of LightPath
                   Todd Childress, CFO of LightPath
                   LightPath Technologies, Inc. (407) 382-4003
                   Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          LIGHTPATH TECHNOLOGIES, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                      MARCH 31                             MARCH 31
                                           ------------------------------      ------------------------------
                                               2003              2002              2003              2002
                                           ------------      ------------      ------------      ------------
Revenues                                   $  1,687,722      $  3,617,584      $  4,996,278      $  9,472,501
Cost of sales                                 1,775,961         3,297,300         6,439,791        10,229,633
Selling, general and administrative           1,261,776         2,250,372         4,942,624        13,654,384
Research and development                        927,391         1,474,452         2,449,984         5,710,092
Asset impairment                                     --                --         5,504,457         6,955,229
Amortization of intangibles                     563,977         1,639,626         2,107,485         6,740,445
Consolidation and relocation expense                 --                --           431,287                --
                                           ------------      ------------      ------------      ------------
Operating loss                               (2,841,383)       (5,044,166)      (16,879,350)      (33,817,282)
Other income, net                                10,210             8,719           140,044           808,158
                                           ------------      ------------      ------------      ------------
Loss before cumulative effect of
  accounting change                          (2,831,173)       (5,035,447)      (16,739,306)      (33,009,124)

Cumulative effect of accounting change               --                --        (2,276,472)               --
                                           ------------      ------------      ------------      ------------
Net loss applicable to common
  shareholders                             $ (2,831,173)     $ (5,049,337)     $(19,015,778)     $(33,071,030)
                                           ============      ============      ============      ============

Loss per share of common stock
  (basic and diluted)

  Before cumulative effect of
    accounting change                      $      (1.10)     $      (2.04)     $      (6.48)     $     (13.55)

  Cumulative effect of accounting
    change                                           --                --             (0.88)               --
                                           ------------      ------------      ------------      ------------

   Net Loss                                $      (1.10)     $      (2.04)     $      (7.36)     $     (13.55)
                                           ============      ============      ============      ============
Number of shares used
  in per share calculation                    2,584,634         2,474,780         2,584,634         2,439,818
                                           ============      ============      ============      ============

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
                          LIGHTPATH TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                                                       MARCH 31        JUNE 30
                                                         2003            2002
                                                     -----------     -----------
Cash and cash equivalents                            $ 3,789,414     $13,177,624
Trade accounts receivable, net                         1,194,286       1,560,198
Inventories                                            1,404,717       2,403,644
Other current assets                                     968,974       1,531,367
                                                     -----------     -----------
     Total current assets                              7,357,391      18,672,833

Property and equipment, net                            3,385,292       6,664,374
Goodwill and intangibles, net                          3,521,537       8,054,179
Investment in LightChip, Inc. and other assets           202,761       3,585,842
                                                     -----------     -----------
        Total assets                                 $14,466,981     $36,977,228
                                                     ===========     ===========

Accounts payable                                     $   227,498     $ 1,002,374
Other current liabilities                                958,149       3,532,511
                                                     -----------     -----------
     Total current liabilities                         1,185,647       4,534,885

Stockholders' equity                                  13,281,334      32,442,343
                                                     -----------     -----------
        Total liabilities and stockholders' equity   $14,466,981     $36,977,228
                                                     ===========     ===========